EXHIBIT 99.1

Investor Contact: Joseph D. Pititto (516) 237-6131 E-mail: invest@1800flowers.com	Media Contact: Yanique Woodall (516) 237-6028 ywoodall@1800flowers.com

1-800-FLOWERS.COM, Inc. Announces the Signing of a Definitive Agreement to Sell its Fannie May Confections Brands, Inc. business to Ferrero International S.A. for $115.0 Million

♦	All cash purchase of all outstanding equity of Fannie May Confections Brands, Inc. includes the Fannie May and Harry London chocolate brands and all related assets and liabilities.

Carle Place, NY, March 15, 2017 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), (“the Company”) the leading gourmet food and floral gift provider for all occasions, and Ferrero International S.A., (“Ferrero”) one of the world’s largest chocolate confectionery companies, today announced the signing of a definitive agreement under which Ferrero will acquire all the outstanding equity of Fannie May Confections Brands, Inc., including its subsidiaries Fannie May Confections, Inc. and Harry London Candies, Inc., from 1-800-FLOWERS.COM, Inc. for $115.0 million in cash, adjusted for seasonal working capital.

In addition to the sale agreement, the Company and Ferrero will enter into a strategic commercial partnership, to be signed on or before closing of the sale, that will provide 1-800-FLOWERS.COM, Inc. with distribution rights for Fannie May, Harry London and certain Ferrero confectionery products in its ecommerce channels as well as in gift baskets and towers sold into the club, food, drug and mass channels in the US.

Chris McCann, CEO of 1-800-FLOWERS.COM, Inc. said, “We are very excited to be working with Ferrero International, one of the world’s largest and most respected confectionery companies. This transaction will further strengthen our balance sheet while concurrently reducing the working capital requirements in our business model. Importantly, the strategic commercial agreement with Ferrero will enable us to continue offering the iconic Fannie May and Harry London chocolate brands across our ecommerce and wholesale channels and expand our product offerings to include some of Ferrero’s world-renowned chocolate confectionery brands, including Nutella, Ferrero Rocher and Raffaello – further enhancing our ability to help our customers deliver smiles.”

Giovanni Ferrero, Chief Executive Officer of Ferrero Group, said, “We are excited that Fannie May will be joining the Ferrero Group.  We have long admired Fannie May’s premium brand, products and people, and believe Fannie May is an extraordinarily good fit with Ferrero.  As we have grown from a family

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1-800-FLOWERS.COM, Inc. Announces the Signing of a Definitive Agreement to Sell its Fannie May Confections Brands, Inc. business to Ferrero International S.A. for $115.0 Million, press release, page 2:

business founded in Italy in 1946 to a leading global confectionery company, we have been guided by our key values of loyalty and trust, respect and responsibility, integrity, passion for quality, research and innovation, and entrepreneurship.  Since our entry into the U.S. in 1969, we have actively expanded our premium product offering organically, and are thrilled to further accelerate growth through the addition of Fannie May.  We look forward to adding Fannie May’s outstanding team and valuable manufacturing, distribution and retail platform to Ferrero’s expanding U.S. presence, and to supporting and growing this iconic American brand for years to come.”

The transaction is subject to customary closing conditions and regulatory approvals and is expected to close by May 30, 2017. At closing, Ferrero will acquire all the outstanding equity of Fannie May Confections Brands, Inc., including the Fannie May and Harry London chocolate brands and all related assets and liabilities including, but not limited to, Fannie May’s ecommerce business,79 retail stores located primarily in and around Chicago, IL, a manufacturing facility in North Canton, OH, and two temperature-controlled warehouse and distribution facilities, located in Maple Heights, OH, and Chicago, IL, respectively.

About 1-800-FLOWERS.COM, Inc.
1-800-FLOWERS.COM, Inc. is a leading provider of gourmet food and floral gifts for all occasions. For the past 40 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee® backs every gift. The company’s Celebrations suite of services including Celebrations Passport Free Shipping Program, Celebrations Rewards and Celebrations Reminders, are all designed to engage with customers and deepen relationships as a one-stop destination for all celebratory and gifting occasions. In 2017, 1-800-Flowers.com was awarded Gold Stevie “e-Commerce Customer Service” Award, recognizing the company’s innovative use of online technologies and social media to service the needs of customers. In addition, 1-800-FLOWERS.COM, Inc. was recognized as one of Internet Retailer’s Top 300 B2B e-commerce companies and was also recently named in Internet Retailer’s 2016 Top Mobile 500 as one of the world’s leading mobile commerce sites. The company was included in Internet Retailer’s 2015 Top 500 for fast growing e-commerce companies. In 2015, 1-800-Flowers.com was named a winner of the “Best Companies to Work for in New York State” Award by The New York Society for Human Resource Management (NYS-SHRM). The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM, Inc. “Gift Shop” also includes gourmet gifts such as premium, gift-quality fruits and other gourmet items from Harry & David® (1-877-322-1200) or www.harryanddavid.com), popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800- Baskets.com® (www.1800baskets.com); premium English muffins and other breakfast treats from Wolferman’s (1-800-999-1910 or www.wolfermans.com); carved fresh fruit arrangements from FruitBouquets.com (www.fruitbouquets.com); and top quality steaks and chops from Stock Yards® (www.stockyards.com). Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.
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1-800-FLOWERS.COM, Inc. Announces the Signing of a Definitive Agreement to Sell its Fannie May Confections Brands, Inc. business to Ferrero International S.A. for $115.0 Million, press release, page 3:

About Ferrero Group
Ferrero began its story in the town of Alba in Piedmont, Italy, in 1946. Today, its products have become part of the collective memory and customs of many countries, where they are truly loved generation after generation and often considered as cultural icons.  Furthermore, Ferrero has social responsibility in its DNA. Product freshness and highest quality, careful selection of the finest raw materials, sustainable agricultural practices and continuous research and innovation are some of the key elements of Ferrero’s success. Moreover, Ferrero continues to invest in local communities thanks to the Ferrero Foundation, Michele Ferrero Entrepreneurial Project and the Kinder+Sport program.  For more information, please visit www.ferrero.com or www.ferrerocsr.com.
Special Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company’s ability to get regulatory and other approvals and satisfy other closing conditions necessary to complete the sale of Fannie May; the expected timing of the closing of the proposed acquisition; and the diversion of Company management time and attention to issues related to the acquisition and transition. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

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